GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON MASSSACHUSETTS 02109-2881

                                                       TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231

                                  May 15, 1997

USAA Mutual Fund, Inc.
USSA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     As counsel to USAA Mutual Fund, Inc. (the "Company"), a Maryland corporation, we have been asked to render our opinion with respect to the issuance of shares of capital stock, $.01 par value per share, of the Science
& Technology Fund and the Young Investors Growth Fund (the "Shares"), classes of capital stock of the Company that have been established and designated in the Company's Articles of Incorporation and Articles Supplementary to the Articles of Incorporation, as amended (collectively, the "Articles"), all as more fully described in the Prospectus and the Statement of Additional Information contained in Post-Effective Amendment No. 45 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined the Articles, the By-Laws of the Company, as amended, the minutes of certain meetings of and resolutions adopted by the Board of Directors of the Company, the Prospectuses and Statement of Additional Information contained in the Amendment and such other documents, records and certificates as we deemed necessary for the purposes of this opinion.

     Based upon the foregoing, and assuming that not more than (i) 25,000,000 Shares of the Science & Technology Fund or (ii) 25,000,000 Shares of the Young Investors Growth Fund will be issued and outstanding at any time, we are of the opinion that the Shares will, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.

     We hereby consent to being named in the Prospectuses and the Statement of Additional Information contained in the Amendment and to a copy of this opinion being filed as an exhibit to the Amendment.

                                        Very truly yours,


                                        /s/ GOODWIN, PROCTER & HOAR LLP
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                                        GOODWIN, PROCTER & HOAR LLP
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